                                                                 Exhibit 10.7


                SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

   THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this "Second Amendment"), dated as of this 28th day of June, 1999, is by and between US Office Products Company, a Delaware corporation ("USOP"), and Michael J. Barnell ("Employee").

   Employee and American Loose Leaf/Business Products, Inc., a Missouri corporation ("ALL"), entered into an Employment Agreement dated as of August 9, 1996 (the "Agreement"), which was amended by an Amendment dated as of August 1, 1997 (the "First Amendment"), which Amendment included an assignment to and assumption by USOP of ALL's rights and obligations under the Agreement. Employee and USOP now desire to make certain additional amendments to the terms of the Agreement, as amended by the Amendment, to recognize, among other things, (1) certain changes in Employee's role and responsibilities, and (2) modifications to certain long-term incentives for Employee. The term "Amended Agreement" shall be used to refer to the Agreement, as amended by the First Amendment.

   NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth in this Second Amendment, the parties hereto, intending legally to be bound, hereby agrees as follows:

   1. The second and third sentences of Section 2 of the Amended Agreement are hereby deleted in their entirety, and in lieu thereof, the following provisions are hereby inserted:

        "Employee shall have such responsibilities, duties and authority as are delegated to him from time to time by the Chief Executive Officer of USOP or the Board of Directors of USOP (the "Board"). Employee will report directly to the Chief Executive Officer of USOP.
        Employee acknowledges and agrees that effective April 25, 1999, there have been changes made to the organization of the North American Office Products Group, and, as a result, his role and responsibilities have been modified."

   2. The amount of "$300,000" appearing in Section 3 of the Amended Agreement, as the amount of Employee's annual base salary, is hereby deleted and is replaced with the amount of "$350,000."

   3. Section 6(f) of the Amended Agreement is hereby deleted in its entirety, and in lieu thereof, the following is hereby inserted:

         "(f)   TERMINATION BY EMPLOYEE FOR GOOD REASON.  Employee may
        terminate his employment hereunder for "Good Reason". As used herein, "Good Reason" shall mean the continuance, after ten (10) days' prior written notice by Employee to USOP specifying the basis for such Employee's having Good Reason to terminate this Agreement, of any material breach of this Agreement by the Company, including the failure to pay Employee on a timely basis the amounts to which he is entitled under this Agreement. If, effective on or prior to June 4, 2000, Employee resigns or otherwise terminates his employment for any reason other than Good Reason as defined in this Section 6(f), Employee shall receive no severance compensation (except that the special option vesting and exercise arrangements set forth in
        Section 6(i) below shall be applicable after April 23, 2000). If, effective after June 4, 2000, Employee resigns or otherwise terminates his employment for any reason other than Good Reason, and if Employee gives the Company at least 30 days' advance written notice of his intention to resign (meaning that such notice may be given prior to June 4, 2000, so long as Employee will remain employed and continue to perform his obligations under this Agreement until sometime after June 4, 2000), such termination shall be treated as a termination by the Company without cause under Section 6(d) above and Employee shall be entitled to severance in accordance with the provisions of such Section 6(d). If, effective after June 4, 2000, Employee resigns or otherwise terminates his employment for any reason other than Good Reason, but if Employee fails to give the Company at least 30 days' advance written notice of his intention to resign, Employee shall receive no severance compensation (except that the special option vesting and exercise arrangements set forth in Section 6(i) below shall be applicable after April 23, 2000). If Employee resigns for Good Reason, Employee shall be entitled to severance as if he had been terminated by the Company without cause under Section 6(d) above and Employee shall be entitled to severance in accordance with the provisions of such Section 6(d)
        (and the special option vesting and exercise arrangements set forth in Section 6(i) below shall be applicable after April 23, 2000)."

   4. The following shall be added as a new last sentence in Section 6(h) of the Amended Agreement:

        "The provisions of this Section 6(h) shall not apply to (1) a termination of employment by Employee that is effective after June 4, 2000 (but only if Employee gives the Company at least 30 days' advance written notice of his intention to resign), or (2) a termination of employment by the Company pursuant to Section 6(d) above."

   5.   A new Section 6(i) shall be added, to read in its entirety as follows:

        "(i)     SPECIAL OPTION VESTING AND EXERCISE. If Employee remains
        employed by the Company through April 23, 2000, or if the Company terminates Employee's employment without cause (pursuant to Section 6(d) above) on or prior to April 23, 2000, or if Employee terminates for Good Reason (as specified in Section 6(f) above), then the vesting requirements applicable to all of the options (the "Options") that have been granted to Employee under the terms of the Company's 1994 Amended and Restated Long-Term Incentive Plan (the "Plan") as of the date of this Second Amendment and that are unvested at such time shall be waived and all such unvested Options shall be deemed to be fully vested as of (A) the close of business (5 p.m. Washington, D.C.
        time) on April 23, 2000, or (B) in the case of a prior termination without cause by the Company, the close of business (5 p.m. Washington, D.C. time) on the effective date of such termination. If Employee remains employed by the Company through April 23, 2000, in which event all of the Options shall be fully vested, and even if he subsequently ceases to be employed by the Company for any reason other than a termination "for cause" by the Company (pursuant to Section 6(c) above), he shall be entitled to exercise the Options, in whole or in part, at any time, from time to time, through the close of stock market trading on April 30, 2004. In addition, if Employee's employment with the Company is terminated by the Company without cause (pursuant to Section 6(d) above) on or prior to the close of business on April 23, 2000, in which event all of the Options shall be fully vested, he shall be entitled to exercise the Options, in whole or in part, at any time, from time to time, through the close of stock market trading on April 30, 2004. In all other circumstances, the vesting requirements and the post-employment exercise period for the Options shall remain unchanged from their original terms, and all other terms of the Options shall remain unchanged. Exhibit A attached hereto contains a list of the Options.

   6. Notices to Employee shall be addressed to him at 11103 Cripplegate Road, Potomac, Maryland 20854.

   7. This Second Amendment shall in all respects be governed and construed according to the laws of the State of Delaware, without regard to its conflict of laws principles.

   8. Unless specifically amended by this Second Amendment, all of the existing terms and provisions contained in the Agreement, as amended by the First Amendment, shall continue to apply and be of full force and effect and shall remain unchanged.

   IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first written above.

                                        US OFFICE PRODUCTS COMPANY



                                        By: /s/ Charles P. Pieper
                                            -----------------------
                                            Charles P. Pieper
                                            Chief Executive Officer



EMPLOYEE:



/s/ Michael J. Barnell
----------------------
Michael J. Barnell

MICHAEL J. BARNELL
11103 CRIPPLEGATE ROAD
POTOMAC, MD 20854

U.S. OFFICE PRODUCTS, INC.        OPTIONEE STATEMENT           RUN DATE 06/01/99

                                    as of 06/02/99                 Page No. 1

Date of                          Options        Options        Option       Date of                           Available
 Grant         Type of Grant     Granted      Outstanding      Price         Expir.        Options Vested     For Exercise
-------        -------------     -------      -----------      -------      -------        --------------     ------------
12/11/98          NON-QUAL        12,760         12,760         $5.1750     04/28/07        893 (Current)          893
                                                                                          5,934 on 04/28/00
                                                                                          5,933 on 04/28/01

12/11/98          NON-QUAL         2,471          2,471         $5.1750     07/03/07        617 (Current)          617
                                                                                            617 on 07/03/99
                                                                                            618 on 07/03/00
                                                                                            619 on 07/03/01

12/11/98          NON-QUAL         2,976          2,976         $5.1750     07/03/07        744 (Current)          744
                                                                                            743 on 07/03/99
                                                                                            744 on 07/03/00
                                                                                            745 on 07/03/01

12/11/98          NON-QUAL         7,259          7,259         $5.1750     07/03/07      1,814 (Current)         1,814
                                                                                          1,815 on 07/03/99
                                                                                          1,815 on 07/03/00
                                                                                          1,815 on 07/03/01

02/05/99          NON-QUAL       150,000        150,000         $6.1000     02/05/09          0 (Current)             0
                                                                                         37,500 on 02/05/00
                                                                                         37,500 on 02/05/01
                                                                                         37,500 on 02/05/02
                                                                                         37,500 on 02/05/03
                               -------------------------                                                       ---------
                    Shares       175,466        175,466                                                           4,068